                                                                      EXHIBIT 21


                                  SUBSIDIARIES


                                               State or Jurisdiction      Name Under Which
                                                  of Incorporation          Does Business
                                                   or Organization           (if Different)
                                               --------------------       ----------------
Operating Subsidiaries
----------------------

Newton Buying Corp.                               Delaware
NBC Distributors Inc.                             Massachusetts
NBC Merchants, Inc.                               Indiana
NBC Charlotte Merchants, Inc.                     North Carolina
NBC Nevada Merchants, Inc.                        Nevada
Marmaxx Operating Corp.                           Delaware                  T.J. Maxx/ Marshalls
Marshalls of MA, Inc.                             Massachusetts
New York Department Stores de Puerto Rico         Puerto Rico               Marshalls
Marshalls of Richfield, MN., Inc.                 Minnesota
Marshalls of Novato, CA., Inc.                    California
Marshalls of Northridge-Devonshire, CA., Inc.     California
Marshalls of Glen Burnie, MD., Inc.               Maryland
Marshalls of Beacon, VA., Inc.                    Virginia
Marshalls of Laredo, TX., Inc.                    Texas
Marshalls of Calumet City, IL., Inc.              Illinois
Marshalls of Chicago-Clark, IL., Inc.             Illinois
Marshalls of Streamwood, IL., Inc.                Illinois
Marshalls of Chicago-Brickyard, IL., Inc.         Illinois
Marshalls of Matteson, IL., Inc.                  Illinois
Marshalls of Nevada, Inc.                         Nevada
Winners Apparel Ltd.                              Ontario, Canada
Winners Merchants Ltd.                            Ontario, Canada
Winners Investments Limited                       Ontario, Canada
Strathmex Corp.                                   Delaware
HomeGoods, Inc.                                   Delaware
H.G. Merchants, Inc.                              Massachusetts
NBC Apparel, Inc.                                 Delaware
TKM Holding Corp.                                 Delaware
NBC Apparel                                       United Kingdom            T.K. Maxx
NBC Apparel Group                                 United Kingdom
T.K. Maxx                                         United Kingdom            T.K. Maxx
NBC Apparel Management Limited                    United Kingdom            T.K. Maxx
TJX Netherlands B.V.                              Netherlands               TK Max


                                                                      EXHIBIT 21


                                  SUBSIDIARIES
                                    CONTINUED



                                 State or Jurisdiction      Name Under Which
                                    of Incorporation          Does Business
                                    or Organization           (if Different)
                                 --------------------      ----------------

Operating Subsidiaries
----------------------


Concord Buying Group                    Massachusetts
NBC Operating Corp.                     Massachusetts
T.J. Maxx of CA, LLC                    Delaware
T.J. Maxx of IL, LLC                    Delaware
Marshalls of CA, LLC                    Delaware
Marshalls of IL, LLC                    Delaware
NYDS, LLC                               Delaware


Leasing Subsidiaries
--------------------

Cochituate Realty, Inc.                 Massachusetts
NBC First Realty Corp.                  Indiana
NBC Second Realty Corp.                 Massachusetts
NBC Fourth Realty Corp.                 Nevada
NBC Fifth Realty Corp.                  Illinois
NBC Sixth Realty Corp.                  North Carolina